FUND ACCOUNTING AND PRICING AGENT AGREEMENT


         This Fund Accounting and Pricing Agent Agreement (the "Agreement") is made as of __________, 1997, by and among GT Global Floating Rate Fund, Inc. (the "Fund"), Floating Rate Portfolio (the "Portfolio"), and Chancellor LGT Asset Management, Inc. ("Chancellor LGT").

         WHEREAS, each of the Fund and the Portfolio is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company;

         WHEREAS, the Fund and the Portfolio are part of a complex of investment companies that are managed and/or administered by Chancellor LGT (the "GT Global Group of Funds");

         WHEREAS, the Fund and the Portfolio desire to retain Chancellor LGT to act as their accounting and pricing agent, and Chancellor LGT is willing to act in such capacities.

         NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereinafter set forth, the Fund, the Portfolio and Chancellor LGT hereby agree as follows:

                  SECTION 1. APPOINTMENT. The Fund and the Portfolio hereby appoint Chancellor LGT to act as the accounting and pricing agent for the period and on the terms and conditions set forth in this Agreement. Chancellor LGT hereby accepts such appointment and agrees to render the services set forth for the compensation herein provided.

                  SECTION 2. DEFINITIONS. As used in this Agreement and in addition to the terms defined elsewhere herein, the following terms shall have the meanings assigned to them in this Section:

                           (a) "Authorized Person" means any officer of the Fund or the Portfolio and any other person, whether or not any such person is an officer or employee of the Fund or the Portfolio, duly authorized by the Board of Directors or Trustees, the President or any Vice President of the Fund or the Portfolio to give Oral and/or Written Instructions on behalf of the Fund or the Portfolio.

                           (b) "Commission" means the Securities and Exchange Commission.

                           (c) "Custodian" means the custodian or custodians employed by the Fund and the Portfolio to maintain custody of the Fund's and the Portfolio's assets.



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                           (d)  "Governing  Documents"  means  the  Articles  of
         Incorporation, Declaration of Trust, By-Laws and other applicable charter documents of the Fund and the Portfolio, all as they may be amended from time to time.

                           (e) "Oral Instruction" means oral instructions actually received by Chancellor LGT from an Authorized Person or from a person reasonably believed by Chancellor LGT to be an Authorized Person, provided that, any Oral Instruction shall be promptly confirmed by Written Instructions.

                           (f) "Prospectus" means the current prospectus of the Fund.

                           (g) "Shares" means shares of beneficial interest of the Fund and of the Portfolio.

                           (h)      "Shareholder" means any owner of Shares.

                           (i) "Written Instructions" means written instructions delivered by hand, mail, tested telegram or telex, cable or facsimile sending device received by Chancellor LGT and signed by an Authorized Person.

                  SECTION 3. COMPLIANCE WITH LAWS, ETC. In performing its responsibilities hereunder, Chancellor LGT shall comply with all terms and provisions of the Governing Documents, the Prospectus and all applicable state and federal laws including, without limitation, the 1940 Act and the rules and regulations promulgated by the Commission thereunder.

                  SECTION 4. SERVICES. In consideration of the compensation payable hereunder and subject to the supervision and control of the Fund's and the Portfolio's Boards, Chancellor LGT shall provide the following services to the Fund and the Portfolio:

                  (a) PRICING AGENT. As pricing agent, Chancellor LGT shall:

                           (1) Obtain security market quotes from services approved by the investment manager of the Portfolio or, if such quotes are unavailable, then obtain such prices from the investment manager of the Portfolio or from such sources as the investment manager may direct, and, in either case, calculate the market value of the Portfolio's investments; and

                           (2) Value the assets of the Portfolio and compute the
                  net asset value per Share of the Portfolio at such dates and times and in the manner specified in the then

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                  currently effective Prospectus and transmit to the Portfolio's investment manager.

                  (b) ACCOUNTING AGENT. As fund accounting agent, Chancellor LGT shall:

                           (1)      Calculate the net income of the Fund;

                           (2) Calculate capital gains or losses for the Fund from the sale or disposition of assets, if any;

                           (3) Maintain the general  ledger and other  accounts,
                  books and financial records of the Fund and the Portfolio, as required under Section 31(a) of the 1940 Act and the rules promulgated by the Commission thereunder in connection with the services provided by Chancellor LGT;

                           (4) Perform the following functions on a daily basis:

                                    (A)     journalize the Fund's and the
                           Portfolio's investment, capital share and income and expense activities;

                                    (B) reconcile cash and  investment  balances
                           of the Fund and the Portfolio with the Custodian and provide the Portfolio's investment manager with the beginning cash balance available for investment purposes and update the cash availability throughout the day as required by the investment manager;

                                    (C) verify investment buy/sell trade tickets
                           received from the Fund's investment manager and transmit trades to the Fund's Custodian for proper settlement;

                                    (D)   maintain    individual   ledgers   for
                           investment securities;

                                    (E)   maintain   historical   tax  lots  for
                           investment securities;

                                    (F) calculate various  contractual  expenses
                           (e.g., advisory and custody fees);

                                    (G) post to and  prepare  the Fund's and the
                           Portfolio's statement of assets and liabilities and statement of operations; and


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                                    (H) monitor  expense  accruals and notify an
                           Authorized Person of any proposed adjustments;

                           (5) Receive and act upon notices, Oral and Written Instructions, certificates, instruments or other communications from the Fund's and the Portfolio's shareholder servicing and transfer agent;

                           (6) Assist in the preparation of financial statements semiannually which will include the following items:

                                    (A) schedule of investments;

                                    (B) statement of assets and liabilities;

                                    (C) statement of operations;

                                    (D) changes in net assets;

                                    (E) cash statement; and

                                    (F) schedule of capital gains and losses;

                           (7)      Prepare monthly security transaction
                  listings;

                           (8)      Prepare quarterly broker security
                  transactions summaries; and

                           (9) At the  reasonable  request  of the  Fund  or the
                  Portfolio, assist in the preparation of various reports or other financial documents required by federal, state and other appropriate laws and regulations.

                  SECTION 5. COMPENSATION. As compensation for the services rendered by Chancellor LGT hereunder during the term of the Agreement, the Fund and the Portfolio shall pay to Chancellor LGT monthly such fees as shall be agreed to from time to time by the Fund, the Portfolio and Chancellor LGT, in writing and attached hereto as Schedule A. In addition, as may be agreed to from time to time in writing by the Fund, the Portfolio and Chancellor LGT, the Fund and the Portfolio shall reimburse Chancellor LGT for certain expenses that it incurs in rendering services under this Agreement.

                  SECTION 6. RELIANCE BY CHANCELLOR LGT ON INSTRUCTIONS. Unless otherwise provided in this Agreement, Chancellor LGT shall act only upon Oral or Written Instructions. Chancellor LGT shall be entitled to rely upon any such Instructions actually received by it under this Agreement. The Fund and the Portfolio agree that Chancellor LGT shall incur no liability to the Fund or the

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Portfolio in acting upon Oral or Written  Instructions  given to Chancellor  LGT hereunder, provided that, such Instructions reasonably appear to have been received from an Authorized Person.

                  SECTION 7. COOPERATION WITH AGENTS OF THE FUND AND THE PORTFOLIO. Chancellor LGT shall cooperate with the Fund's and the Portfolio's agents and employees, including, without limitation, their independent accountants, and shall take all reasonable action in the performance of its obligations under this Agreement to assure that all necessary information is made available to such agents to the extent necessary in the performance of their duties to the Fund and the Portfolio.

                  SECTION 8. CONFIDENTIALITY. Chancellor LGT, on behalf of itself and its employees, agrees to treat confidentially all records and other information relating to the Fund and the Portfolio except when requested to divulge such information by duly constituted authorities provided that notification and prior approval is obtained from the Fund or the Portfolio, which approval shall not be unreasonably withheld and may not be withheld if Chancellor LGT, in its judgment, may be subject to civil or criminal contempt proceedings for failure to comply.

                  SECTION 9. STANDARD OF CARE. In the performance of its responsibilities hereunder, Chancellor LGT shall exercise care and diligence in the performance of its duties and act in good faith and use its best efforts to ensure the accuracy and completeness of all services under this Agreement. In performing services hereunder, Chancellor LGT:

                           (a) shall be under no duty to take any action on behalf of the Fund or the Portfolio except as specifically set forth herein or as may be specifically agreed to by Chancellor LGT in writing, and in computing the net asset value per Share of the Fund or the Portfolio, Chancellor LGT may rely upon any information furnished to it including, without limitation, information (1) as to the accrual of liabilities of the Fund or the Portfolio and as to liabilities of the Fund or the Portfolio not appearing on the books of account kept by Chancellor LGT, (2) as to the existence, status and proper treatment of reserves, if any, authorized by the Fund or the Portfolio, (3) as to the sources of quotations to be used in computing net asset value, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of the Portfolio (information as to "corporate actions" shall include information as to dividends, distributions, interest payments, prepayments, stock splits, stock dividends, rights offerings,

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         conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar actions, including ex-dividend and record dates and the amounts and terms thereof);

                           (b) shall be responsible and liable for all losses, damages and costs (including reasonable attorneys' fees) incurred by the Fund or the Portfolio which is due to or caused by Chancellor LGT's negligence in the performance of its duties under this Agreement or for Chancellor LGT's negligent failure to perform such duties as are specifically assumed by Chancellor LGT in this Agreement, provided that, to the extend that duties, obligations and responsibilities are not expressly set forth in this Agreement, Chancellor LGT shall not be liable for any act or omission that does not constitute willful misfeasance, bad faith or negligence on the part of Chancellor LGT or reckless disregard by Chancellor LGT of such duties, obligations and responsibilities; and

                           (c) without limiting the generality of the foregoing,
                  Chancellor LGT shall not, in connection with Chancellor LGT's duties under this Agreement, be under any duty or obligation to inquire into and shall not be liable for or in respect of:

                                    (1) the validity or  invalidity or authority
                           or  lack  of   authority   of  any  Oral  or  Written
                           Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any and that Chancellor LGT reasonably believes to be genuine; and

                                    (2)   delays  or  errors  or  loss  of  data
                           occurring by reason of circumstances beyond Chancellor LGT's control including, without limitation, acts of civil or military authorities, national emergencies, labor difficulties, fire, mechanical breakdown, denial of access, earthquake, flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply.

Notwithstanding any other provisions of this Agreement, the following provisions shall apply with respect to Chancellor LGT's computation of the Fund's and the Portfolio's net asset value: Chancellor LGT shall be held to the exercise of reasonable care in computing and determining net asset value as provided in
Section 4(a), above, but shall not be held accountable or liable for any losses, damages or expenses of the Fund, the Portfolio or any Shareholder or former Shareholder may incur arising from or based upon errors or delays in the determination of such net

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asset value unless such error or delay was due to Chancellor LGT's negligence or willful misfeasance in the computation and determination of such net asset value. The parties hereto acknowledge, however, that Chancellor LGT causing an error or delay in the determination of net asset value may, but does not in an of itself, constitute negligence or willful misfeasance. In no event shall Chancellor LGT be liable or responsible to the Fund or the Portfolio or any other party for any error or delay which continued or was undetected after the date of an audit of the Fund or the Portfolio performed by the certified public accountants employed by the Fund or the Portfolio if, in the exercise of reasonable care in accordance with generally accepted accounting principles, such accountants should have become aware of such error or delay in the course of performing such audit. Chancellor LGT's liability for any such negligence or willful misfeasance which results in an error in determination of such net asset value be limited to the direct out-of-pocket loss the Fund, the Portfolio and/or any Shareholder or former Shareholder shall actually incur.

                  Without limiting the generality of the foregoing, Chancellor LGT shall not be held accountable or liable to the Fund, the Portfolio, a Shareholder or former Shareholder or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) Chancellor LGT's failure to receive timely and suitable notification concerning quotations, corporate actions or similar matters relating to or affecting portfolio securities of the Fund or the Portfolio or (2) any errors in the computation of a net asset value based upon or arising out of quotations or information as to corporate actions if received by Chancellor LGT from a source that Chancellor LGT was authorized to rely upon. Nevertheless, Chancellor LGT will use its best judgment in determining whether to verify through other sources any information that it has received as to quotations or corporate actions if Chancellor LGT has reason to believe that any such information is incorrect.

                  SECTION 10. RECEIPT OF ADVICE. If Chancellor LGT is in doubt as to any action to be taken or omitted by it, Chancellor LGT may request, and shall be entitled to rely upon, directions and advice from the Fund or the Portfolio, including Oral or Written Instructions where appropriate, or from counsel of its own choosing (who may also be counsel for the Fund or the Portfolio), with respect to any question of law. In case of conflict between directions, advice or Oral and Written Instructions received by Chancellor LGT pursuant to this Section, Chancellor LGT shall be entitled to rely on and follow the advice received from counsel as described above. Chancellor LGT shall be protected in any action or in action that it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to this Section that Chancellor LGT, after the receipt of the same, in good faith believes to be consistent with

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such  directions,  advice or Oral or Written  Instructions,  as the case may be.
Notwithstanding the foregoing, nothing in this Section shall be construed as imposing on Chancellor LGT any obligation to seek such directions, advice or Oral or Written Instruction, or to act in accordance with them when received, unless the same is a condition to Chancellor LGT's properly taking or omitting to take such action under the terms of this Agreement.

         SECTION    11.     INDEMNIFICATION     OF    CHANCELLOR     LGT.    The
         ---------------------------------------------------------------

Fund and the Portfolio agree, separately and not jointly, to indemnify and hold harmless Chancellor LGT and its officers, directors, employees, nominees and subcontractors, if any, from all taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, liabilities arising under the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodities Exchange Act and any state or foreign securities or blue sky laws, and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing that Chancellor LGT takes or omits to take or do:

                           (a) at the request or on the direction of or in reliance upon the advice of the Fund or the Portfolio;

                           (b)      upon Oral or Written Instructions; or

                           (c) in the performance by Chancellor LGT of its responsibilities under this Agreement;

provided that, Chancellor LGT shall not be indemnified against any liability to the Fund or the Portfolio, or any expenses incident thereto, arising out of Chancellor LGT's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement.

                  SECTION 12. INDEMNIFICATION OF THE FUND AND THE PORTFOLIO. Chancellor LGT agrees to indemnify and hold harmless each of the Fund and the Portfolio and their officers, trustees, directors and employees, from all taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, liabilities arising under the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodities Exchange Act and any state or foreign securities or blue sky laws, and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission of Chancellor LGT that does not meet the standard of care to which Chancellor LGT is subject under
Section 9, above.


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                  SECTION  13.  LIMITATION  OF  LIABILITY  OF  SHAREHOLDERS  AND
TRUSTEES OF THE FUND AND THE PORTFOLIO. It is expressly agreed that the obligations of the Fund and the Portfolio hereunder shall not be binding upon any of the shareholders, trustees, directors, officers, nominees, agents or employees of the Fund or the Portfolio personally, but shall only bind the assets and property of the Fund or the Portfolio, respectively, as provided in the Governing Documents. The execution and delivery of this Agreement has been authorized by the Boards of the Fund and the Portfolio, and this Agreement has been executed and delivered by an authorized officer of each of the Fund and the Portfolio acting as such, and neither such authorization by the Boards nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund or the Portfolio as provided in the Governing Documents.

                  SECTION 14. DURATION AND TERMINATION. This Agreement shall continue with respect to the Fund and the Portfolio until termination with respect to the Fund or the Portfolio is effected by the Fund, the Portfolio, or Chancellor LGT upon sixty days' prior written notice to the other. In the event of the "assignment" of this Agreement within the meaning of the 1940 Act, this Agreement shall terminate automatically.

                  SECTION 15. NOTICES. All notices and other communications hereunder, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices with respect to a party shall be directed to such address as may from time to time be designated by that party to the other.

                  SECTION 16. FURTHER ACTIONS. The Fund, the Portfolio and Chancellor LGT agree to perform such further acts and to execute such further documents as may be necessary or appropriate to effect the purposes of this Agreement.

                  SECTION 17. AMENDMENTS. This Agreement, or any part thereof, may be amended only by an instrument in writing signed by the Fund, the Portfolio and Chancellor LGT.

                  SECTION 18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                  SECTION 19. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the Fund, the Portfolio and Chancellor LGT and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the Fund, the Portfolio and Chancellor LGT may

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embody in one or more separate  documents  their  agreement or  agreements  with respect to such matters that this Agreement provides may be later agreed to by and among the Fund, the Portfolio and Chancellor LGT from time to time. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be governed by and construed in accordance with California law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the Fund, the Portfolio and Chancellor LGT and their respective successors.

                  IN WITNESS WHEREOF, the Fund, the Portfolio and Chancellor LGT have caused this Agreement to be executed by their officers designated below as of this day, month and year first above written.

                                          GT GLOBAL FLOATING RATE FUND, INC.


                                          By:      ____________________________

                                          Attest:  ____________________________


                                          FLOATING RATE PORTFOLIO


                                          By:      ____________________________

                                          Attest:  ____________________________


                                          CHANCELLOR LGT ASSET MANAGEMENT, INC.


                                          By:      ____________________________

                                          Attest:  ____________________________




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                                   SCHEDULE A

                     FUND ACCOUNTING AND PRICING AGENT FEES

         Annual Fee payable based on aggregate net assets of the GT Global Group of Funds:



First $5 billion in net assets                 .02% (2  basis  points)  of  the
of the GT Global Group of                      Fund's  average daily net assets
Funds:                                         .01% (1  basis  point)  of  the
                                               Portfolio's  average  daily  net
                                               assets

In excess of $5 billion in net                 .01% (1  basis  point)  of  the
assets of the GT Global Group                  Fund's average daily net assets
of Funds:                                      .01% (1  basis  point)  of  the
                                               Portfolio's  average  daily  net
                                               assets